UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

WMS INDUSTRIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

These supplemental disclosures to the definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), filed by WMS Industries Inc. (“WMS” or the “Company”), with the United States Securities and Exchange Commission (the “SEC”), on April 9, 2013, are being made to update certain information and to respond to certain allegations made by plaintiffs in certain stockholder litigation relating to the Agreement and Plan of Merger, dated as of January 30, 2013, by and among WMS, Scientific Games Corporation, a Delaware corporation (“Scientific Games”), SG California Merger Sub, Inc., a wholly owned subsidiary of Scientific Games, and Scientific Games International, Inc., a wholly owned subsidiary of Scientific Games. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

LITIGATION UPDATE

As previously disclosed beginning on pages 13 and 75 of the Definitive Proxy Statement, seven putative class action lawsuits challenging the merger have been filed in various jurisdictions, including, in the Circuit Court of Cook County, Illinois, Chancery Division, Gardner v. WMS Industries, Scientific Games Corp., et al., No. 2013 CH 3540 (Ill. Cir., Cook County) (the “Gardner Action”). Plaintiffs in the Gardner Action and the three other actions filed in Illinois moved for and obtained consolidation of all the Illinois cases into the Gardner Action. On April 1, 2013, plaintiffs in the Gardner Action filed a motion for a preliminary injunction to enjoin the stockholder vote on the merger, scheduled for May 10, 2013. On April 19, 2013, plaintiffs in all other actions agreed to a stay pending resolution of the Gardner Action. On April 26, 2013, lead counsel in the Gardner Action, on behalf of counsel for all plaintiffs in all actions, agreed with counsel for all defendants in the Gardner Action to withdraw their motion for preliminary injunction and not to seek to enjoin the stockholder vote in return for the agreement by WMS to make certain supplemental disclosures related to the merger, all of which are set forth below. The agreement with lead counsel for the plaintiffs in the Gardner Action will not affect the amount of merger consideration that the Company’s stockholders are entitled to receive in the merger or any other terms of the Merger Agreement as described in the Definitive Proxy Statement.

The defendants deny all liability with respect to the facts and claims alleged in the Gardner Action and specifically deny that any breach of fiduciary duty occurred, or that any further disclosure is required to supplement the Definitive Proxy Statement under any applicable rule, statute, regulation or law. However, to minimize the expense of defending the Gardner Action and to provide additional information to WMS stockholders at a time and in a manner that would not cause any delay of the special meeting, the defendants have agreed to provide the supplemental disclosures set forth below. There can be no assurance that the merger will be consummated, that the parties to the Gardner Action ultimately will enter into a stipulation of settlement or that the court will approve the settlement even if the parties enter into such stipulation.

As previously disclosed in the Definitive Proxy Statement, a special meeting is being held on May 10, 2013, at 9:00 a.m., local time, at the Waldorf-Astoria Hotel, 11 E. Walton, Chicago, Illinois for the purpose of considering and voting upon, among other things, the merger agreement with Scientific Games. The WMS board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of WMS and its stockholders and recommends that the WMS stockholders vote “FOR” the adoption of the merger agreement.

SUPPLEMENTAL DISCLOSURES

In connection with the Gardner Action as described in this supplemental disclosure, WMS has agreed to make these supplemental disclosures to the Definitive Proxy Statement. These supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety.

The following disclosure supplements and restates the second paragraph on page 34 of the Definitive Proxy Statement under the heading “Background of the Merger.”

As part of WMS’ ongoing review of the industry and WMS’ competitive position within the industry, WMS management routinely met with representatives of various investment banks, including representatives of Macquarie

Capital, to discuss developments in the gaming machine and interactive gaming industries and the investment banks’ views as to strategic opportunities potentially available to the Company. During the period from October 25, 2011 through June 15, 2012, the Company had engaged Macquarie Capital on a non-exclusive basis to consult with management on the evaluation of financial and strategic alternatives. These alternatives included recapitalization, buy-side and sell-side merger and acquisition opportunities, and third party investment. During that engagement, Bidder X (a potential financial buyer) approached management of WMS to explore a possible investment in or acquisition of the Company. These early discussions with Bidder X also included discussions of the Company’s interactive strategy. These discussions were reported to the WMS board of directors but discontinued before any formal proposals were received, for, among other reasons, uncertainty regarding Bidder X’s interest in a transaction. Following the determination of the WMS board of directors that there were no actionable recommendations at that time, this engagement of Macquarie Capital was terminated on June 15, 2012.

The following disclosure supplements and restates the second, third and fourth paragraphs on page 36 of the Definitive Proxy Statement under the heading “Background of the Merger.”

In addition, the WMS board of directors considered the possible disruption to the Company’s business that could result from the public announcement of an exploratory sale process and the resulting distraction of the attention of Company management and employees, with the board concluding that such risks could be managed by proceeding with an exploratory sale process on a non-public basis. The WMS board of directors then instructed Macquarie Capital to refine, with the assistance of the Company’s management, the initial list of potential buyers distributed to the WMS board of directors in advance of the October 23, 2012 meeting, which list included nine (9) potential strategic buyers and eight (8) potential financial buyers. The initial list was prepared by Macquarie Capital and the Company’s management on the basis of, among other factors, the strategic rationale for potentially interested parties, such party’s financial ability to consummate a transaction with the Company and the ability of such party to obtain requisite regulatory approvals. Following this meeting, Macquarie Capital was further instructed not to contact such potential buyers, whether on a confidential basis or otherwise, at that time.

On October 26, 2012, the WMS board of directors met telephonically with senior management and its legal and financial advisors in attendance. During the course of this meeting, the WMS board of directors and its advisors discussed a revised and expanded list of potential strategic and financial buyers for the Company developed by Macquarie Capital, with the assistance of the Company’s management, which reflected further consideration of such potential buyer’s ability to obtain financing and regulatory clearance for the proposed transaction. The WMS board of directors and Company management also discussed risks associated with sharing competitively sensitive information with potential strategic buyers, including Bidder Y (a potential strategic buyer), and determined that such risks, if managed through virtual data room procedures, would not preclude the inclusion of strategic buyers in the potential sale process. The Company then set up a virtual data room containing “phase I” diligence materials. Representatives of Macquarie Capital noted that while several potential buyers were likely to review the opportunity, Bidder X had indicated a desire to pursue a transaction on an expedited basis. In the interest of keeping Bidder X involved in the process, the WMS board of directors granted Bidder X access to a virtual data room set up by the Company and including additional “phase II” diligence information that would otherwise be provided to other bidders only after receipt of an acceptable non-binding indication of interest. However, the WMS board of directors discussed the need to maintain an appropriate schedule that would allow other potential buyers of the Company to be competitive after obtaining access to non-public information about the Company. The WMS board of directors also instructed Macquarie Capital to contact the potential buyers identified on the revised and expanded list in order to assess such parties’ interest in the Company. In the course of these discussions, the WMS board of directors reminded the Company’s management that it was the WMS board of directors who would ultimately direct the course of the Company’s exploration of its strategic alternatives and instructed members of Company management to refrain from engaging in any unauthorized discussions with potential buyers, including with respect to employment, compensation or other related matters.

Following such meeting, at the instruction of Company management and the WMS board of directors, representatives of Macquarie Capital contacted a total of 24 potential buyers in late October and November 2012, including 14 financial buyers and ten strategic buyers. Thirteen of the parties contacted during that time period executed confidentiality agreements with the Company, including Scientific Games, which did so on November 15, 2012. Under the terms of the confidentiality agreements entered into by the Company in connection with its exploration of strategic alternatives, following execution of the merger agreement, none of the “standstill” provisions included therein would preclude any bidder from submitting a competing proposal to acquire the Company. After signing a confidentiality agreement, representatives of Macquarie Capital provided each such potential buyer limited non-public information about the Company, including a confidential information memorandum that provided potential buyers with more detailed information concerning our business operations, certain non-public projected financial information and “phase I” due diligence materials through the virtual data room, as described more fully below under “Proposal 1: Adoption of the Merger Agreement—Certain Projections Prepared by the Management of WMS” beginning on page 70 of this proxy statement.

The following disclosure supplements and restates the final paragraph on page 43 of the Definitive Proxy Statement under the heading “Background of the Merger.”

On the afternoon of January 30, 2013, the WMS board of directors held a special meeting at the Company’s Technology Campus in Chicago, Illinois to discuss the proposed merger transaction with Scientific Games. Members of Company senior management and representatives of Macquarie Capital, Skadden and Blank Rome were also in attendance. Members of senior management and representatives of Macquarie Capital and Skadden updated the WMS board of directors on the status of negotiations with Scientific Games. Skadden then reviewed in detail the terms of the merger agreement and ancillary documents and provided a review of the fiduciary duties of the WMS board of directors in connection with evaluating the Company’s strategic alternatives. At the request of the WMS board of directors, representatives of Macquarie Capital then gave a presentation to the WMS board of directors, during which they reviewed Macquarie Capital’s financial analysis of the merger consideration and the methodologies and assumptions underlying its analysis, including discussion of historical trading prices, Wall Street analyst price targets, selected public company trading comparables analysis, an analysis of selected precedent transactions and utilization of discounted cash flow analysis. The WMS board of directors then discussed other alternatives available to it with management and its legal and financial advisors, among them remaining with the then-current business plan, possible modifications to the current business plan (particularly with respect to the timing of investment in existing and new businesses) and a leveraged recapitalization strategy coupled with a potential share buyback. In discussing the leveraged recapitalization strategy, Macquarie Capital presented an analysis of a hypothetical share repurchase plan to the WMS Board of Directors, as part of its evaluation of other potential strategic alternatives. An illustrative case assumed a debt capital raise of $370 million (1.5x FY2013 Projected Adjusted EBITDA), at a 2.5% cost of debt, which would be used to pay assumed associated fees and expenses of $10 million, refinance the existing debt of $85 million, and use $275 million to repurchase approximately 14.5 million shares (26.6% of shares outstanding) at $19.00 per share. Based upon the revised projections, this analysis indicated a resulting accretion of $0.42 per share (28.0%) in FY2014 and $0.59 per share (31.7%) in FY2015. Macquarie Capital also presented a range of sensitivities for this analysis assuming pro forma total leverage of 1.00x to 2.00x FY2013 Projected Adjusted EBITDA and share repurchase prices of $18.00 to $20.00 per share, which resulted in a range of accretion of $0.19 to $0.81 per share (12.5% to 53.5%) in 2014 and $0.28 to $1.09 per share (15.0% to 58.9%) in 2015. Based on the assumptions set forth in the hypothetical share repurchase plan presented, Macquarie Capital and the Company’s management believed such hypothetical share repurchase plan was viable at such time (it being understood that such plan’s viability is distinct from its advisability or desirability).

Also at the January 30, 2013 meeting, Macquarie Capital rendered to the WMS board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated January 30, 2013, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by the WMS stockholders (other than holders of the excluded shares), was fair, from a financial point of view, to such holders. Macquarie Capital’s financial analysis and written opinion is described below in “Proposal 1: Adoption of the Merger Agreement—Opinion of WMS’ Financial Advisor” beginning on page 50 of this proxy statement. In connection with Macquarie Capital’s discussion of the fairness of the proposed transaction, the WMS board of directors also discussed the relationships that Macquarie Capital had with Scientific Games and its affiliated entities. Macquarie Capital noted that it maintained a minority investment in Scientific Games’ existing credit facility, which would be redeemed as part of the financing of the contemplated transactions and that it held a non-beneficial equity position in the Company constituting less than 0.5% of the outstanding common stock of the Company.

The following disclosure supplements the disclosure at the end of page 54 of the Definitive Proxy Statement under the heading “Opinion of WMS’ Financial Advisor—Selected Public Company Trading Comparables Analysis.”

The following table presents the ranges of multiples and implied values of WMS common stock calculated by Macquarie Capital based upon the trading comparables.

Selected Trading Comparables	Range	$ / Share[1]

Adjusted Net Income[2]	Equity Value / Adjusted Net Income
CY2012A Adjusted Net Income – Management	14.5x - 16.5x	$15.41 - $17.51
CY2012E Adjusted Net Income – Research	14.5x - 16.5x	16.01 - 18.19
CY2013P Adjusted Net Income – Management	14.3x - 16.3x	19.16 - 21.72
CY2013E Adjusted Net Income – Research	14.3x - 16.3x	15.61 - 17.77

Adjusted EBIT[3]	Enterprise Value / Adjusted EBIT
CY2012A Adjusted EBIT – Management	12.7x - 14.7x	$21.83 - $25.11
CY2012E Adjusted EBIT – Research	12.7x - 14.7x	21.18 - 24.37
CY2013P Adjusted EBIT – Management	10.7x - 12.7x	20.25 - 23.88
CY2013E Adjusted EBIT – Research	10.7x - 12.7x	16.68 - 19.77

Adjusted EBITDA[4]	Enterprise Value / Adjusted EBITDA
CY2012A Adjusted EBITDA – Management	6.3x - 7.3x	$26.27 - $30.24
CY2012E Adjusted EBITDA – Research	6.3x - 7.3x	24.76 - 28.50
CY2013P Adjusted EBITDA – Management	6.0x - 7.0x	28.97 - 33.52
CY2013E Adjusted EBITDA – Research	6.0x - 7.0x	23.32 - 27.01

Note: Management financials based on estimated actual results and projections provided by WMS management. Estimates based on Wall Street consensus estimates from Capital IQ. CY refers to the period between January 1 and December 31.

(1)	Based on fully diluted shares calculated using the treasury stock method, $72.8 million of unrestricted cash and $85.0 million of debt as of December 31, 2012.
(2)	Adjusted for deal-related costs on a tax-effected basis assuming a 40% tax rate.
(3)	Adjusted for deal-related costs and interest income.
(4)	Adjusted for share-based compensation, non-cash restructuring and impairment charges, other non-cash items, deal-related costs and interest income.

The following disclosure supplements and restates the second paragraph on page 56 of the Definitive Proxy Statement under the heading “Opinion of WMS’ Financial Advisor—Discounted Cash Flow Analysis.”

Macquarie Capital estimated the range for the implied present value per share of WMS common stock by using the following assumptions, which Macquarie Capital selected based on its professional judgment: (i) a range of terminal multiples applied to projected 2015 Adjusted EBIT of 11.6x to 13.6x, (ii) a range of perpetuity growth rates applied to projected 2015 unlevered free cash flow of 3.5% to 4.5%, and (iii) a range of discount rates of 10.5% to 12.5% taking into account the Company’s current cost of debt and the capital asset pricing model. Macquarie Capital also assumed the following: fully diluted shares calculated using the treasury stock method, $72.8 million of unrestricted cash and $85.0 million of debt as of December 31, 2012, as estimated by the Company’s management. In order to determine the ranges of discount rates to use, Macquarie Capital first prepared estimates of the Company’s weighted average cost of capital, which we refer to as “WACC” in this proxy statement, as summarized in the tables shown below. This calculation resulted in an estimated WACC of 11.47%, which, in the exercise of its professional judgment, Macquarie Capital approximated to 11.5% and then used as a midpoint in selecting a range of discount rates. The discounted cash flow analysis resulted in a range for the implied present value per share of WMS common stock of between $22.36 and $28.80. Macquarie Capital noted that the merger consideration was within the resulting implied ranges per the discounted cash flow analysis.

The following disclosure supplements the disclosure beginning at the top of page 57 of the Definitive Proxy Statement under the heading “Opinion of WMS’ Financial Advisor—Discounted Cash Flow Analysis.”

The following tables prepared by Macquarie Capital in connection with its analysis prior to the merger announcement present the implied perpetuity growth rates and implied terminal EBIT multiples in a range:

	2015P Terminal EBIT Multiple
Discount Rate	11.6x	12.1x	12.6x	13.1x	13.6x
10.5%	5.3%	5.5%	5.7%	5.9%	6.0%
11.0%	5.8%	6.0%	6.2%	6.3%	6.5%

	2015 Projected Terminal EBIT Multiple
Discount Rate	11.6x	12.1x	12.6x	13.1x	13.6x
11.5%	6.2%	6.4%	6.6%	6.8%	7.0%
12.0%	6.7%	6.9%	7.1%	7.3%	7.5%
12.5%	7.2%	7.4%	7.6%	7.8%	7.9%

	Perpetuity Growth Rate
Discount Rate	3.50%	3.75%	4.00%	4.25%	4.50%
10.5%	8.5x	8.8x	9.2x	9.6x	10.0x
11.0%	7.9x	8.2x	8.5x	8.9x	9.2x
11.5%	7.4x	7.7x	8.0x	8.3x	8.6x
12.0%	7.0x	7.2x	7.5x	7.7x	8.0x
12.5%	6.6x	6.8x	7.0x	7.3x	7.5x

The following disclosure supplements and restates the table titled “Revised Projections” on page 71 of the Definitive Proxy Statement under the heading “Certain Projections Prepared by the Management of WMS” by incorporating additional information concerning Capital Expenditures and Changes in Operating Working Capital including Changes in Long-Term Notes Receivable. 2H refers to the period between January 1 and June 30.

Revised Projections

(dollars in millions except per share amounts)

	Year Ended June 30,
	2013E	2014E	2015E
Total Revenue	$742	$834	$892
Gross Profit	$473	$550	$601
Adjusted EBITDA	$247	$298	$328
Adjusted EBIT	$86	$128	$157
Adjusted Net Income	$58	$82	$101

	2H	Year Ended June 30,
	2013E	2014E	2015E
Capital Expenditures	$(84)	$(117)	$(126)
Changes in Operating Working Capital, including Changes in Long-Term Notes Receivable	$17	$(10)	$(35)

The following disclosure supplements and restates the second paragraph on page 72 of the Definitive Proxy Statement under the heading “Certain Projections Prepared by the Management of WMS.”

In addition, the following table shows the estimated amount of unlevered free cash flow calculated by the Company that Macquarie Capital considered in performing its illustrative discounted cash flow analyses described above under “Proposal 1: Adoption of the Merger Agreement—Opinion of WMS’ Financial Advisor” beginning on page 50 of this proxy statement, but such line item was not included in the projections provided to Scientific Games or any of the other bidders. These amounts were derived from the revised projections, taking into account capital expenditures and changes in working capital, including changes in long-term notes receivable, reflected therein.

Forward Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the stockholders of the Company to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of the Company and Scientific Games Corporation to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Scientific Games Corporation to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended June 30, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Scientific Games. The proposed transaction will be submitted to the stockholders of the Company for their consideration. In connection with the proposed acquisition, on April 9, 2013, the Company filed a definitive proxy statement on Schedule 14A with the SEC. The Company and Scientific Games Corporation may file with the SEC other documents relating to the proposed transaction. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. On or about April 11, 2013, the definitive proxy statement was mailed to the holders of Company common stock as of the record date. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Company’s Investor Relations website page at http://ir.wms.com or by directing a written request by mail to WMS Industries Inc., Attn: Investor Relations, 800 South Northpoint Blvd., Waukegan, Illinois 60085, or by calling the Secretary at (847) 785-3000.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the meeting of stockholders that will be held to consider the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on October 17, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s stockholders generally, by reading the Definitive Proxy Statement and other relevant documents regarding the proposed Merger, if and when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

Date: April 29, 2013	By:	/s/ Kathleen J. McJohn
Kathleen J. McJohn Senior Vice President, General Counsel and Secretary